SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma (Address of principal executive offices)	74172 (Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
INDEX TO EXHIBITS
Press Release

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a) None

b) None

c) Exhibits

Exhibit 99.1	Copy of The Williams Companies’ (“Williams”) press release dated May 10, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

     On May 10, 2004, Williams announced that it and its wholly owned subsidiary, Williams Production RMT Company, are commencing cash tender offers for approximately $1.1 billion aggregate principal amount of specified series of outstanding notes. Williams is offering to purchase any and all of the approximately $114 million outstanding principal amount of its 6.625 percent Notes due November 15, 2004. In addition, the companies are offering to purchase up to $1.0 billion of certain of their specified series of notes maturing in 2006 through 2009.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: May 10, 2004	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Copy of Williams’ press release dated May 10, 2004, publicly reporting the matters discussed herein.